UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 20, 2024

Commission File Number	Exact Name of Registrant as Specified in Charter; State of Incorporation; Address and Telephone Number	IRS Employer Identification Number
1-14756	Ameren Corporation (Missouri Corporation) 1901 Chouteau Avenue St. Louis, Missouri 63103 (314) 621-3222	43-1723446
1-2967	Union Electric Company (Missouri Corporation) 1901 Chouteau Avenue St. Louis, Missouri 63103 (314) 621-3222	43-0559760

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AEE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company
Ameren Corporation	☐
Union Electric Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Ameren Corporation	☐
Union Electric Company	☐

ITEM 8.01	Other Events.

Reference is made to Note 2 – Rate and Regulatory Matters and Note 9 – Commitments and Contingencies to the financial statements under Part I, Item 1. Financial Statements and to Overview and Outlook under Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, each in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 (the "Form 10-Q"); and to Note 1 – Summary of Significant Accounting Policies, Note 2 – Rate and Regulatory Matters and Note 14 – Commitments and Contingencies to the financial statements under Part II, Item 8. Financial Statements and Supplementary Data and to Overview and Outlook under Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, each in the Annual Report on Form 10-K for the year ended December 31, 2023 (the "Form 10-K"), of registrants Ameren Corporation and Union Electric Company, doing business as Ameren Missouri ("Ameren Missouri"), for a discussion of Ameren Missouri's petition to the Missouri Public Service Commission ("MoPSC") for a financing order to authorize the issuance of securitized utility tariff bonds to finance costs related to the planned accelerated retirement of the Rush Island Energy Center in October 2024.

On June 20, 2024, the MoPSC issued a financing order (the "Financing Order") authorizing the issuance of securitized utility tariff bonds (the "Bonds") by a wholly owned, special purpose subsidiary of Ameren Missouri to finance certain costs associated with the retirement of the Rush Island Energy Center. The Financing Order authorizes the financing of approximately $470 million in energy transition costs and upfront financing costs. The authorized energy transition costs include, among others, the unrecovered net plant balance associated with the facility at the time of its retirement and costs related to the closure and decommissioning of the facility. The Financing Order also authorizes the recovery of ongoing financing costs.

The Financing Order includes a determination that the decision to retire the Rush Island Energy Center was reasonable and prudent. The MoPSC found that it was not required to make a determination regarding the prudency of Ameren Missouri's prior actions that resulted in the adverse ruling in the New Source Review and Clean Air Act litigation discussed in the Form 10-K and Form 10-Q. However, claims regarding such actions could be considered in future regulatory proceedings.

The Financing Order is subject to requests for rehearing through July 19, 2024, and subsequently is subject to appeal by any party that seeks rehearing.

This combined Form 8-K is being filed separately by Ameren Corporation and Ameren Missouri (each a “registrant”). Information contained herein relating to any individual registrant has been filed by such registrant on its own behalf. No registrant makes any representation as to information relating to any other registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. The signature for each undersigned company shall be deemed to relate only to matters having reference to such company or its subsidiaries.

AMEREN CORPORATION
(Registrant)

	By:	/s/ Michael L. Moehn
	Name:	Michael L. Moehn
	Title:	Senior Executive Vice President and Chief Financial Officer

UNION ELECTRIC COMPANY
(Registrant)

	By:	/s/ Mark C. Birk
	Name:	Mark C. Birk
	Title:	Chairman and President

Date: June 21, 2024